Exhibit 99.1
Asana to Appoint Aziz Megji to the Role of Chief Financial Officer

March 2, 2026 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), the system of action where humans and AI run work together, will promote Aziz Megji to the role of Chief Financial Officer (CFO), effective March 24, 2026. Megji will succeed Sonalee Parekh, who has served as Asana’s CFO since 2024 and tendered her resignation effective March 23, 2026.

Megji brings his experience from his Head of Financial Planning & Analysis role where he led the company’s annual planning, budgeting, forecasting, and performance management processes, as well as overseeing the strategic finance, treasury, investor relations, corporate development, deal desk, and sales compensation functions. He partners closely with Asana’s CEO and Board on long-range planning, capital allocation, go-to-market strategy, and driving key growth initiatives. Prior to joining Asana in 2024, Megji held senior finance leadership roles at RingCentral, NVIDIA, and Hewlett Packard Enterprise.

“I’ve gotten to know Aziz well during my time at Asana, and he has proven himself to be a trusted partner and strong strategic leader,” said Dan Rogers, Chief Executive Officer of Asana. “He’s played a key role in shaping our financial strategy and strengthening our go-to-market execution as we’ve evolved into a multi-product company. Aziz is the right leader to serve as our next CFO, and I’m confident he will help drive our next chapter of growth in the Agentic Enterprise. I also want to thank Sonalee for her many contributions to Asana and her partnership. We wish her the very best in her next chapter.”

“I am honored to step into the CFO role at such an important time for Asana,” said Megji. “We have a strong foundation, meaningful opportunities ahead, and a clear strategy to drive sustainable growth and long-term shareholder value.. I’m deeply grateful to Sonalee for her leadership, partnership, and mentorship, and for the impact she has had on Asana.”

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our CFO leadership transition, our strategy, our opportunities and our future operational and financial performance. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers,

Exhibit 99.1
Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Asana
Asana is the system of action where humans and AI run work together so individuals work smarter, teams move faster, and organizations deliver results. Powered by the Work Graph® data model, Asana provides the context and governance that enables AI to operate inside real workflows across teams, processes, and systems. More than 180,000 organizations are building the Agentic Enterprise with Asana—including Accenture, Amazon, Anthropic, and Suzuki—connecting strategy to execution and delivering complex work at scale. Learn more at asana.com.

Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profile (@asana) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Contacts
Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Corporate Communications
press@asana.com